Exhibit 99.1

AgeX Therapeutics Reports First Quarter 2023 Financial Results

ALAMEDA, Calif.—(BUSINESS WIRE)—May 12, 2023—AgeX Therapeutics, Inc. (“AgeX”; NYSE American: AGE), a biotechnology company developing therapeutics for human aging and regeneration, reported its financial and operating results for quarter ended March 31, 2023.

Balance Sheet Information

Cash, cash equivalents, and restricted cash totaled $0.3 million as of March 31, 2023. As of March 31, 2023, AgeX owed Juvenescence Limited $33.6 million in principal and origination fees on account of loans extended to AgeX.

Increase in Secured Note Line of Credit

On May 9, 2023, AgeX and Juvenescence entered into a second amendment to an Amended and Restated Secured Convertible Promissory Note (the “Secured Note”) to increase the amount of the line of credit available to AgeX by $4,000,000, subject to the terms of the Secured Note and Juvenescence’s discretion to approve and fund each of AgeX’s future draws of that additional amount of credit.

First Quarter 2023 Operating Results

Revenues: Total Revenues for the first quarter of 2023 were $10,000 as compared with $5,000 in the same period in 2022. Revenues are entirely comprised of sales of research products including stem cell products.

Operating expenses: Operating expenses for the three months ended March 31, 2023 were $2.2 million, as compared with $2.1 million for the same period in 2022.

Research and development expenses for the three months ended March 31, 2023 decreased by approximately $0.2 million to $0.2 million from $0.4 million during the same period in 2022. The net decrease was primarily attributable to reductions of $0.1 million in salaries to employees and related payroll related expenses, including noncash stock-based compensation expense, and general laboratory supplies and expenses, and $0.1 million in outside research and services allocable to research and development expenses.

General and administrative expenses for the three months ended March 31, 2023 increased by $0.3 million to $2.0 million as compared to $1.7 million during the same period in 2022. The net increase is attributable to increases of $0.5 million in professional fees for legal services and consulting expenses incurred in connection with due diligence and other expenses related to the possible merger between AgeX and Serina Therapeutics Inc., an Alabama corporation (“Serina”), and $0.1 million in professional fees for other non-recurring legal services. These increases were offset to some extent by a $0.2 million decrease in noncash stock-based compensation to employees, consultants and directors, and $0.1 million in patent and license maintenance related fees.

Other expense, net: Net other expense for the three months ended March 31, 2023 is comprised of $1.1 million amortization of deferred debt issuance costs and other debt related expenses included in interest expense and $30,000 unrealized loss on change in fair value of warrants issued to Juvenescence in connection with borrowings under loans from Juvenescence.

Net loss attributable to AgeX: The net loss attributable to AgeX for the three months ended March 31, 2023 was $3.3 million, or ($0.09) per share (basic and diluted) compared to $2.7 million, or ($0.07) per share (basic and diluted), for 2022. Increased net loss attributable to AgeX for the three months ended March 31, 2023 as compared to 2022 is largely attributable to expenses related to the possible merger between AgeX and Serina incurred in 2023 and increased amortization of deferred debt costs on loans from Juvenescence.

Going Concern Considerations

As required under Accounting Standards Update 2014-15, Presentation of Financial Statements-Going Concern (ASC 205-40), AgeX evaluates whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date its financial statements are issued. Based on AgeX’s most recent projected cash flows, AgeX believes that its cash and cash equivalents and available sources of debt and equity capital including the loan facilities provided by Juvenescence to advance up to an additional $4 million to AgeX as of May 9, 2023 would not be sufficient to satisfy AgeX’s anticipated operating and other funding requirements for the twelve months following the filing of AgeX’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023. These factors raise substantial doubt regarding the ability of AgeX to continue as a going concern.

About AgeX Therapeutics

AgeX Therapeutics, Inc. (NYSE American: AGE) is focused on developing and commercializing innovative therapeutics to treat human diseases to increase healthspan and combat the effects of aging. AgeX’s PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a variety of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform induced tissue regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. HyStem® is AgeX’s delivery technology to stably engraft PureStem or other cell therapies in the body. AgeX is seeking opportunities to establish licensing and collaboration arrangements around its broad IP estate and proprietary technology platforms and therapy product candidates.

For more information, please visit www.agexinc.com or connect with the company on Twitter, LinkedIn, Facebook, and YouTube.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Contact for AgeX:

Andrea E. Park

apark@agexinc.com

(510) 671-8620

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value amounts)

(unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$280	$645
Accounts and grants receivable, net	6	4
Prepaid expenses and other current assets	1,461	1,804
Total current assets	1,747	2,453

Restricted cash	50	50
Intangible assets, net	705	738
Convertible note receivable	10,029	-
TOTAL ASSETS	$12,531	$3,241

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$1,262	$1,034
Loans due to Juvenescence, net of debt issuance costs, current portion	20,042	7,646
Related party payables, net	144	141
Warrant liability	347	180
Insurance premium liability and other current liabilities	730	1,077
Total current liabilities	22,525	10,078

Loans due to Juvenescence, net of debt issuance costs, net of current portion	10,011	10,478
TOTAL LIABILITIES	32,536	20,556

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $0.0001 par value, authorized 5,000 shares; none issued and outstanding	-	-
Common stock, $0.0001 par value, 200,000 shares authorized; and 37,951 and 37,949 shares issued and outstanding	4	4
Additional paid-in capital	99,589	98,994
Accumulated deficit	(119,487)	(116,210)
Total AgeX Therapeutics, Inc. stockholders’ deficit	(19,894)	(17,212)
Noncontrolling interest	(111)	(103)
Total stockholders’ deficit	(20,005)	(17,315)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$12,531	$3,241

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except par value amounts)

(unaudited)

	Three Months Ended March 31,
	2023	2022
REVENUES
Revenues	$10	$5
Cost of sales	1	1

Gross profit	9	4

OPERATING EXPENSES
Research and development	174	396
General and administrative	1,993	1,660
Total operating expenses	2,167	2,056

Loss from operations	(2,158)	(2,052)

OTHER EXPENSE, NET:
Interest expense, net	(1,100)	(571)
Change in fair value of warrants	(30)	(87)
Other income, net	3	3
Total other expense, net	(1,127)	(655)

NET LOSS	(3,285)	(2,707)
Net loss attributable to noncontrolling interest	8	1

NET LOSS ATTRIBUTABLE TO AGEX	$(3,277)	$(2,706)

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED	$(0.09)	$(0.07)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	37,950	37,942

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2023	2022
OPERATING ACTIVITIES:
Net loss attributable to AgeX	$(3,277)	$(2,706)
Net loss attributable to noncontrolling interest	(8)	(1)
Adjustments to reconcile net loss attributable to AgeX to net cash used in operating activities:
Change in fair value of warrants	30	87
Amortization of intangible assets	33	33
Amortization of debt issuance costs	1,057	544
Stock-based compensation	70	239
Changes in operating assets and liabilities:
Accounts and grants receivable	(3)	25
Prepaid expenses and other current assets	314	243
Accounts payable and accrued liabilities	205	207
Related party payables	61	19
Insurance premium liability	(353)	(325)
Other current liabilities	6	(1)
Net cash used in operating activities	(1,865)	(1,636)

INVESTING ACTIVITIES:
Drawdown on loan facilities to Serina	(10,000)	-
Net cash used in investing activities	(10,000)	-

FINANCING ACTIVITIES:
Drawdown on loan facilities from Juvenescence	11,500	1,500
Net cash provided by financing activities	11,500	1,500

NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(365)	(136)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the period	695	634
At end of the period	$330	$498